SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2011

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 260

Atlanta Georgia 30328

(Address of Principal Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective November 16, 2011 (the “Effective Date”), Allan P. Merrill, Robert L. Salomon and Kenneth F. Khoury, the named executive officers of Beazer Homes USA, Inc. (the “Company”), were awarded 291,320, 101,960 and 101,960, respectively, of stock options to purchase the Company’s common stock (“Stock Options”) under the Company’s 2010 Equity Incentive Plan (the “Plan”). Stock Options vest ratably over a three-year period on each of the first, second and third anniversaries of the grant date (subject to each individual’s continued employment with the Company on each vesting date). The closing price of the Company’s common stock on the New York Stock Exchange on the Effective Date was $2.16.

In addition, effective November 16, 2011, Messrs. Merrill, Salomon and Khoury were awarded 291,320, 101,960 and 101,960, respectively, of performance-based restricted stock (“Performance Shares”) under the Plan. Performance Shares are subject to a three-year performance period starting on November 16, 2011 and ending on November 16, 2014 (the “Performance Period”). Each Performance Share represents a contingent right to receive one share of the Company’s common stock if vesting is satisfied. The number of Performance Shares that vest at the end of the Performance Period will depend on the level to which the following two performance criteria are achieved: (i) the Company’s Compound Annual Growth Rate (“CAGR”, as defined in the Form of Employee Award Agreement for Option and Restricted Stock filed as Exhibit 10.1 to this Form 8-K, the “Award Agreement”) and (ii) the Company’s Total Shareholder Return (“TSR”, as defined in the Award Agreement) rank compared to a peer group of twelve other publicly traded homebuilding companies.

The chart below sets forth the vesting schedule as a percentage of the target number of Performance Shares that applies at the end of the Performance Period.

Beazer Three-Year Stock Price CAGR (Beginning Average Market Value* = $2.10)
	Current </=$2.10	10% $2.80	20% $3.63	30% $4.61	40% or greater $5.76
1	0%	50%	100%	125%	150%
2	0%	46%	92%	117%	142%
3	0%	42%	83%	108%	133%
4	0%	38%	75%	100%	125%
5	0%	33%	67%	92%	117%
6	0%	29%	58%	83%	108%
7	0%	25%	50%	75%	100%
8	0%	0%	42%	63%	83%
9	0%	0%	33%	50%	67%
10	0%	0%	25%	38%	50%
11	0%	0%	0%	0%	0%
12	0%	0%	0%	0%	0%
13	0%	0%	0%	0%	0%

As noted in the chart above, the target number of Performance Shares that vest may be increased by up to 50%. However, in order to receive a full 50% increase, the Company’s relative TSR must be first among the peer group and CAGR must be 40% or greater. Payment for Performance Shares in excess of the target number will be settled in cash. Any portion of Performance Shares that do not vest at the end of the Performance Period will be forfeited.

*	As defined in the Award Agreement.

The aggregate value of Stock Options and Performance Shares granted to each of the named executive officers is significantly below the equity grant value that each is entitled to receive pursuant to his respective employment agreement. In addition, Performance Shares will only achieve target value if performance on the chart above warrants 100% vesting or greater.

The foregoing description of Stock Options and Performance Shares is not complete and is qualified in its entirety by reference to the text of the Award Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Employee Award Agreement for Option and Restricted Stock (Named Executive Officers).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: November 22, 2011	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Executive Vice President, General Counsel and Chief Administrative Officer